EXHIBIT 11.1

CINEPLEX ODEON CORPORATION
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(Calculated in accordance with United States generally accepted accounting principles)
(In U.S. dollars, except number of shares)


		                       Year ended	        	Year ended         	Year ended
                  December 31, 1997   December 31, 1996   December 31, 1995
                  -----------------   -----------------   -----------------
Primary
--------
Loss from continuing
 operations (G)	      ($64,347,000)	     	($31,082,000)	     ($32,907,000)
						               --------------      --------------      -------------

Net loss (H) 	       	($64,347,000)     		($31,082,000)	    	($32,907,000)
                     --------------      --------------      -------------

Weighted average
outstanding common and
subordinate restricted
voting shares (I)     	176,795,000         163,473,000      		114,764,000
                     -------------        ------------       ------------

Loss per share
 from continuing
 operations (G/I)	          ($0.36) 	          	($0.19)	          	($0.29)
                           --------            --------           --------

Loss per share (H/I)	      	($0.36)	           	($0.19)	          	($0.29)
                           --------            --------           --------

Fully Diluted
-------------
Loss from continuing
 operations 	        	($64,347,000)		     ($31,082,000)     	($32,907,000)

Imputed interest
 savings on
 convertible debt           	N/A	(1)          	N/A	(1)	            N/A	(1)

Adjusted net loss
 from continuing     --------------       -------------       ------------
 operations (J)     	 ($64,347,000)     	 ($31,082,000)      	($32,907,000)
                     --------------       -------------       -------------

Net loss 	           	($64,347,000)	     	($31,082,000)	     	($32,907,000)
																	     -------------       -------------       -------------
Imputed interest
 savings on
 convertible debt           	N/A	(1)   	       N/A	(1)	            N/A	(1)
                      -------------       -------------       -------------
Adjusted net loss(K)  ($64,347,000)     		($31,082,000)	     	($32,907,000)
                      -------------       -------------       -------------
Weighted average
 outstanding common and
 subordinate restricted
 voting shares 	      	176,795,000        	163,473,000        	114,764,000

Add: Incremental shares
 on convertible debt       	N/A	(2)           	N/A	(2)	             N/A(2)

Adjusted weighted
 average outstanding   -----------         ------------        -----------
 shares (L)           	176,795,000        	163,473,000 	       114,764,000
                       -----------         ------------        -----------
Loss per share
 from continuing
 operations (J/L)         	($0.36)           		($0.19)	           	($0.29)
                          --------            --------             --------
Loss per share (K/L)	     	($0.36)           		($0.19)           		($0.29)
                          --------            --------             --------

(1) Imputed interest calculation would be anti-dilutive and therefore has been excluded in calculations.

(2) Inclusion of conversions would be anti-dilutive and therefore are excluded in calculations.